Exhibit 99.1

Alpha Natural Resources, Inc.

FOR IMMEDIATE RELEASE

SHAREHOLDERS OF ALPHA NATURAL RESOURCES AND MASSEY ENERGY COMPANY

APPROVE ALL MERGER-RELATED PROPOSALS

Abingdon, VA and Richmond, VA – June 1, 2011 – Alpha Natural Resources, Inc. (NYSE: ANR) (“Alpha”) and Massey Energy Company (NYSE: MEE) (“Massey”) announced today that their respective stockholders have approved the various proposals related to the merger agreement under which Alpha will acquire all outstanding shares of Massey common stock.

At their respective special meetings of stockholders, Massey stockholders voted to adopt the merger agreement, and Alpha stockholders voted to approve an amendment to Alpha’s certificate of incorporation to increase the number of shares of common stock that Alpha is authorized to issue and also voted to approve the issuance of shares of Alpha common stock to stockholders of Massey.

Alpha and Massey expect to close the transaction later today.

Investor and Media Contacts

Alpha Natural Resources:

Investor Relations:

Todd Allen

(276) 739-5328

Media Contacts:

Ted Pile (276) 623-2920

Rick Nida

(276) 739-5304

Massey Energy Company:

Investor Relations:

Roger Hendriksen

(804) 788-1824

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Alpha cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.

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